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     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
     OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
     HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL
     SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                          SUBORDINATED PROMISSORY NOTE

$___________                                                       June 20, 1997
                                                               Boulder, Colorado


         FOR VALUE RECEIVED, BioStar, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of ________________________ ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of $____________ (the "LOAN") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

         This subordinated promissory note (the "NOTE") is non-negotiable and is executed and delivered in full satisfaction of all amounts due and owing to the Lender.

         1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable as follows: on the earlier of (a) February 15, 1998, or
(b) on the closing of a Corporate Event.  A "Corporate Event" shall mean either
(i) the Borrower's initial public offering or (ii) the closing of a consolidation or merger of the Borrower with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Borrower. The Borrower may prepay this Note at any time without penalty upon the prior written consent of Silicon Valley Bank, Venture Lending, a division of Cupertino National Bank and Trust ("Venture Lending"), and Comdisco, Inc.

         2. INTEREST RATE. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the prime rate as announced by the Bank of America for commercial loans plus 2% per annum or the maximum rate permissible by law (which under the laws of the State of Colorado shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable at maturity and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

         3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

         4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.
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         5.      DEFAULT.  Borrower's failure to pay timely any of the
principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) calendar days after written receipt of notice of failure to pay shall constitute a default under this Note. If a default is not cured within 30 days of the receipt of notice of failure to pay, all unpaid principal, accrued interest and other amounts owing thereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

         6.      NOTE.

                 (a) AGREEMENT TO SUBORDINATE. The Borrower, for itself, its successors and assigns, covenants and agrees, and the Lender by acceptance hereof, likewise covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of certain other obligations of Borrower owed at any time to commercial banks or other financial institutions (including but not limited to the Borrower's current obligations to Silicon Valley Bank, Venture Lending and Comdisco, Inc. (other than the subordinated notes held by Comdisco, Inc.)) (the "Senior Indebtedness"), and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Lender.

                 (b) SUBORDINATION IN THE EVENT OF DEFAULT ON SENIOR INDEBTEDNESS. No payment shall be made on this Note at such time as any default exists (or would exist after giving effect to such payment) with respect to the Senior Indebtedness. If any such payment is made, Lender (or its assignee) shall remit to the holder of the Senior Indebtedness all such money so received, which shall be applied to amounts due under the Senior Indebtedness.

                 (c) DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION; SUBROGATION OF NOTE. Upon any distribution of assets of Borrower (or Borrower's assignee), upon any dissolution, winding up, liquidation or reorganization of Borrower (or Borrower's assignee), whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower (or Borrower's assignee) or otherwise:

                          (1)     the holder of all Senior Indebtedness shall
first be entitled to receive payment in full thereof before Lender is entitled to receive any payment upon the principal of and premium, if any, or interest on indebtedness evidenced by this Note;





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                          (2)     any payment or distribution of assets of
Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, to which Lender would be entitled except for the provisions of this Section 6 shall be paid or delivered by Borrower (or Borrower's assignee) or any liquidating trustee, trustee in bankruptcy, receiver, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                          (3)     in the event that, notwithstanding the
foregoing, any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, shall be received by Lender before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over or delivered to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the prior payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of Borrower (or Borrower's assignee) applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on this Note shall be paid in full and no such payments or distributions to Lender of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between Borrower (or Borrower's assignee), its creditors other than the holders of Senior Indebtedness, and Lender, be deemed to be a payment by Borrower (or Borrower's assignee) to or on account of this Note. It is understood that the provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holder of Senior Indebtedness, on the other hand. Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as between Borrower (or Borrower's assignee), its creditors other than the holders of Senior Indebtedness, and Lender, the obligation of Borrower (or Borrower's assignee), which is unconditional and absolute, to pay to Lender the principal of, premium, if any, and interest on this Note as and when the same shall become due and payable in accordance with its terms or to affect the relative rights of Lender and creditors of Borrower (or Borrower's assignee) other than the holders of Senior Indebtedness, nor shall anything herein or in this Note prevent Lender from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section 6 of the holders of Senior Indebtedness in respect of cash, property or securities of Borrower (or Borrower's assignee) received upon the exercise of any such remedy. Upon any payment or distribution of assets of Borrower (or Borrower's assignee) referred to in this Section 6, Lender shall be entitled to rely upon any order or decree of a court or competent jurisdiction in which any proceedings of the nature referred to in this Section are pending or upon a certificate of the liquidating trustee, trustee in bankruptcy, receiver, agent or other person making any distribution to Lender, for the purpose of ascertaining the persons





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entitled to participate in such payment or distribution, the holders of Senior
Indebtedness and other indebtedness of Borrower (or Borrower's assignee), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

                 (d) AGREEMENT TO EFFECT SUBORDINATION. Lender by acceptance of this Note agrees to take such action and execute such documents as may be necessary or appropriate to effectuate the subordination as provided in this Section 6.

         7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

         8. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorneys' fees for consultation and suit.

         9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.


BORROWER:

BIOSTAR, INC.


By:
   -----------------------------------------
   Teresa W. Ayers
   President/Chief Executive Officer




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